                                                                     Exhibit 5.1

                   [LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]

December 3, 2001


Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, California 92660


                  Re: $300,000,000 Aggregate Offering Price of Securities of Impac Mortgage Holdings, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration of certain securities (the "Securities") of the Company on its Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Securities include (i) shares of common stock, $.01 par value per share (the "Common Stock"), (ii) one or more series of shares of preferred stock, $.01 par value per share (the "Preferred Stock"), (iii) one or more series of debt securities, any series of which may be either senior debt securities or subordinated debt securities (the "Debt Securities"), or (iv) warrants to purchase shares of Common Stock or Preferred Stock (the "Warrants"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act as an aggregated offering not to exceed $300,000,000. Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock. Certain stockholders of the Company (collectively, the "Selling Stockholders") may offer from time to time shares of Common Stock (the "Selling Stockholder Shares") in amounts, at prices and on terms to be determined at the time of the offering pursuant to a prospectus supplement forming a part of the Registration Statement (a "Prospectus Supplement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     Unless otherwise provided in any Prospectus Supplement relating to a particular Series of Debt Securities, the Debt Securities will be issued pursuant to one or more indentures (each, an "Indenture") between the Company and a financial institution ("Trustee") to be identified therein

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 2


in either of the forms that are included as exhibits to the Registration Statement. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a "Warrant Agreement"). Each Warrant Agreement will be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

     For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

     Based on the foregoing and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being offered (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to the Preferred Stock, the due authorization, approval and filing of Articles Supplementary referred to below), the effectiveness of the Registration Statement, the due authorization, execution and delivery of the relevant Indenture and any supplemental indenture pursuant to which any Debt Securities or Warrants may be issued, and, with respect to the relevant Indenture, compliance with the Trust Indenture Act of 1939, as amended, the due authorization, execution and delivery of the relevant Warrant Agreement, and the qualifications and limitations set forth below, we are of the opinion that:

     1. The Preferred Stock and Common Stock issued separately or upon the conversion of any Debt Securities so issued that are convertible and upon the exercise of any Warrants so issued (as to the Preferred Stock, when issued pursuant to Articles Supplementary pursuant to Section 2-105 of the Maryland General Corporation Law as approved by the Board of Directors of the Company (the "Articles Supplementary")), and the Common Stock issued upon conversion or exchange of any such Preferred Stock so issued that are convertible or exchangeable into Common Stock (i) will have been duly authorized and reserved for issuance separately, upon conversion of such Debt Securities, exercise of any such Warrants, performance of any such purchase contracts or conversion or exchange of any such convertible Common Stock or Preferred Stock, upon the respective issuance of each, as the case may be, and (ii) upon the

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 3


issuance of such Preferred Stock and Common Stock separately against payment in full therefor in an amount exceeding the par value, if any, thereof or pursuant to (x) the relevant Indenture upon valid conversion of such Debt Securities or applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, (y) exercise of such Warrants and payment in full of the exercise price provided for therein or (z) valid conversion of any such Preferred Stock so issued that are convertible into Common Stock in accordance with Articles Supplementary, as the case may be, will be validly issued, fully paid and non-assessable.

     2. The Debt Securities, upon the issuance thereof and timely payment in full therefore in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities as issued, will be validly issued, fully paid and non-assessable and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. The Indentures will be the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     4. The Warrant Agreements will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     5. The Warrants, upon the issuance thereof and timely payment in full therefore in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities as issued will be validly issued, fully paid and non-assessable and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     6. The Selling Stockholder Shares will be validly issued, fully paid and non-assessable.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications:

     (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect (including without limitation, California and federal laws relating to fraudulent transfers or conveyances) and court decisions of general application, and other legal equitable principles of general application relating to, limiting or affecting the enforcement of creditors' rights, generally;

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 4


     (b) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (c) the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and, limitations imposed by federal or state securities laws;

     (d) the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance other than California and New York;

     (e) the limitations imposed by a California court might not permit the exercise or attempted exercise of any right or remedy provided in any agreement if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California law to exist in all agreements or if party seeking to exercise same fails to act in a commercially reasonable manner;

     (f) the limitations imposed by California law and court decisions relating to the strict enforcement of certain covenants in contracts absent a showing of damage or increased risk to the party seeking enforcement (such covenants my include, without limitation, covenants to provide reports or notices and covenants restricting rights of assignment);

     (g) the effect of certain California court decisions, indicating that a California court would probably refuse to give strict and literal effect to contractual provisions if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect the rights and interest of the party seeking enforcement;

     (h) the enforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

     (i) the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 5


     (j) the effect of section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result. That section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable" to aid the court in making its determination; and

     (k) the effect of Trident Center v. Connecticut General Life Ins. Co., 847
                       ---------------------------------------------------
F.2d 564 (9th Cir. 1988) in which the Ninth Circuit Court of Appeal, applying what it said was California law, held parol evidence was admissible to vary the provisions of an unambiguous agreement. To the extent Trident accurately
                                                      -------
expresses California law on the subject matter, our opinion assumes that no party to any agreement or document referenced herein in any action seeking to enforce it offers any parol evidence which varies the express terms of said agreement or document.

     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security or any Selling Stockholder Shares:

     (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Amended and Restated Articles of Incorporation of the Company, as amended and supplemented, and its bylaws (subject to the further assumption that the Amended and Restated Articles of Incorporation, as amended and supplemented, and bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

     (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 under the Securities Act will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

     (c) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities and/or the Selling Stockholder Shares offered thereby;

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 6


     (d) all Securities and Selling Stockholder Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein;

     (e) in the case of an Indenture, Warrant Agreement, stock purchase contract, Articles Supplementary, or other agreement pursuant to which any Securities are to be issued, there shall be no additions, deletions, or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement which would affect the validity of any of the opinions rendered herein;

     (f) the Board of Directors of the Company shall have duly authorized the issuance of the Selling Stockholder Shares and the Selling Stockholder Shares shall have been issued against payment in full therefor in an amount exceeding the par value thereof;

     (g) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

     (h) the final terms of any of the Securities when issued do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body have jurisdiction over the Company.

     To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustees thereunder will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; that the Trustees thereunder will be duly qualified to engage in the activities contemplated by the applicable Indentures; that the Indentures will have been duly authorized, executed and delivered by the respective Trustees and will constitute the legally valid and binding obligations of the respective Trustees enforceable against the respective Trustees in accordance with their terms; that the Trustees will be in compliance, generally with respect to acting as a trustee under the applicable Indentures, with all applicable laws and regulations; that the Trustees will have the requisite organizational and legal power and authority to perform their obligations under the respective Indentures; the applicable Indentures will have been duly qualified under the Trust Indenture Act of 1939, as amended; that the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement; and that such Debt Securities have

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 7


been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

     To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     The opinions expressed in this opinion letter are limited to the laws of the State of California, applicable federal securities laws of the United States and, as it relates to the Indentures in connection with paragraphs 2 and 3 to the extent New York law applies, the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction, including any foreign jurisdiction, or the local laws of any jurisdiction.

     With respect to the opinions set forth above and to the extent applicable, we have relied upon the opinion of McKee Nelson, LLP, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

     We consent to the use of our name under the caption "Legal Matters," in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     Our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Impac Mortgage Holdings, Inc.
December 3, 2001
Page 8

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                  Very truly yours,


                                                  /s/ Kirkpatrick & Lockhart LLP